AMENDMENT TO CONSULTING SERVICES AGREEMENT

THIS AMENDMENT TO CONSULTING SERVICES AGREEMENT (this “Amendment”) is entered into as of March 10, 2008, by and among Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Islands company incorporated under the laws of the Cayman Islands (“Skystar Cayman”), Sida Biotechnology (Xian) Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) and a wholly foreign owned enterprise (“Sida”), Xian Tianxing Bio-Pharmaceutical Co., Ltd., a company with joint stock limited liability organized under the laws of the PRC (“Tianxing”), and Skystar Bio-Pharmaceutical Company, a Nevada corporation (“Skystar”). Skystar Cayman, Sida and Tianxing are collectively referred to as the “Parties”. Skystar is made a party to this Agreement for the sole purpose of acknowledging the Agreement.

WHEREAS, Skystar Cayman and Tianxing are parties to that certain Consulting Services Agreement dated October 28, 2005 (the “Agreement”), pursuant to which Skystar Cayman provides to Tianxing, on an exclusive basis, consulting services pertaining to general business operation, human resources, and research and development;

WHEREAS, Section 11 of the Agreement provides that Skystar Cayman may assign its rights and obligations under the Agreement to an affiliate, including any company that directly or indirectly controls, or is under common control with, or is controlled by Skystar Cayman;

WHEREAS, Sida is the wholly owned subsidiary of Fortunate Time International Limited, a company incorporated under the laws of the Special Administration Region of Hong Kong (“Fortunate Time”), Fortunate Time is the wholly owned subsidiary of Skystar Cayman, and Skystar Cayman is the wholly owned subsidiary of Skystar Bio-Pharmaceutical Company, a public reporting corporation incorporated under the laws of the State of Nevada (“Skystar”);

WHEREAS, the boards of directors of Skystar and Skystar Cayman have determined it to be in the best interests of Skystar and its stockholders that the Agreement be assigned, and its rights and obligations transferred, to Sida in order to facilitate the business administration of Skystar as a publicly traded company in the United States;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A. TRANSFER OF THE AGREEMENT; AMENDMENT.

(1) Skystar Cayman hereby transfers the Agreement and assigns all rights and obligations thereunder to Sida, and Sida hereby accepts said assignment and transfer.

(2) Pursuant to the foregoing transfer and assignment, the Parties agree that the Agreement is hereby amended to replace and substitute Skystar Cayman (referred to in the Agreement as “Party A”) with Sida.

(3) Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement, or of any right, power, privilege or remedy provided therein, or constitute a waiver, amendment or modification of any provision of the Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

B. CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of the Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

C. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

SKYSTAR CAYMAN:
Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd.

By: /s/ Weibing Lu
Name: Weibing Lu
Title: Chairman

SIDA:
Sida Biotechnology (Xian) Co., Ltd.

By: /s/ Weibing Lu
Name: Weibing Lu
Title: Chairman

TIANXING:
Xian Tianxing Bio-Pharmaceutical Co., Ltd.

By: /s/ Weibing Lu
Name: Weibing Lu
Title: Chairman

ACKNOWLEDGED BY:

SKYSTAR:
Skystar Bio-Pharmaceutical Company

By: /s/ Weibing Lu__________
Name: Weibing Lu
Title: Chief Executive Officer